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Exhibit 23b to 2002 10-K

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 and S-8 (File No. 333-63922, 333-66992, 333-82394, 333-
96727, 333-96729, 333-96733, 333-96735, 333-101899, 333-69633, and 333-86137) of
Convergys Corporation of our report dated February 12, 2001, except as to the pooling-of-interests with Geneva Technology Ltd., which is as of June 18, 2001, relating to the financial statements and financial statement schedule for the year ended December 31, 2000 of Convergys Corporation, which appears in this Current Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 6, 2003